Exhibit 23(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Hawk Acquisition Intermediate Corporation II of our report dated March 7, 2014 relating to the financial statements and financial statement schedule of Hawk Acquisition Intermediate Corporation II (Successor), which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, PA

March 7, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Hawk Acquisition Intermediate Corporation II of our report dated March 7, 2014 relating to the financial statements and financial statement schedule of H.J. Heinz Company (Predecessor), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, PA

March 7, 2014